Exhibit 99.1

Contact:
Corporate Communications	Investor Relations
Priscilla Harlan	Deborah S. Lorenz
Molecular Insight Pharmaceuticals, Inc.	Molecular Insight Pharmaceuticals, Inc.
(617) 492-5554	(617) 871-6667

FOR IMMEDIATE RELEASE
Molecular Insight Pharmaceuticals, Inc. Adds Four Healthcare Industry
Experts to Board of Directors
Cambridge, MA, September 22, 2008 – Molecular Insight Pharmaceuticals, Inc. (NASDAQ: MIPI) today announced that it has expanded its Board of Directors with the addition of four industry leaders in healthcare. The new, independent directors joining the Board include healthcare Industry veterans: David R. Epstein, President and CEO of Novartis Oncology; Dr. Yvonne Greenstreet, Senior Vice-President and Chief of Strategy, R&D, GlaxoSmithKline; Joseph M. Limber, President and Chief Executive Officer of Prometheus Laboratories, Inc.; and Dr. Anthony F. Martin, Founder and Managing Partner of TMA Consultants.
“We are delighted that these four industry leaders have joined Molecular Insight’s Board of Directors. Their deep experience and strong track records in building value across an array of pharmaceutical companies will enable their immediate and significant contribution to the company,” said David S. Barlow, Chairman and CEO of Molecular Insight. “We welcome their guidance as we continue to develop our robust cardiac and oncology portfolio and prepare for commercialization. David Epstein’s leadership of the global oncology business at Novartis brings a depth of experience to our oncology franchise. He has been involved in the development process from drug discovery through the successful commercialization of products. Dr. Yvonne Greenstreet has a proven record of accomplishments in driving clinical programs and launched numerous blockbuster products for GlaxoSmithKline, where she has been chosen to define pipeline strategy and bring new medicines to market. Joe Limber’s extraordinary record in building highly successful early stage companies in oncology, diagnostics and therapeutics includes a focus on development and commercialization of products, evidenced by the largest IPO in his space. Dr. Tony Martin has catalyzed the science, development, financing and management of numerous development-stage companies to international success. We look forward to their many individual and collective contributions in this exciting next phase of Molecular Insight’s continued development and growth.”
David R. Epstein – President and CEO, Novartis Oncology
David R. Epstein has had more than 20 years of extensive executive experience in the Pharmaceutical sector. He is currently President and Chief Executive Officer of Novartis Oncology and is responsible for leading Novartis’ Global Oncology Business Unit, one of the world’s top Oncology companies with six key marketed products and a leading pipeline. He is also a member of Novartis AG’s Pharma Committee and Pharmaceutical Executive Committee. Mr. Epstein has held a series of positions of increasing responsibility since joining the company in 1989. Mr. Epstein previously served as Chief Executive Officer, Novartis Specialty Medicines, overseeing the global Ophthalmics and Transplantation and Immunology Business Units in addition to his responsibilities leading Novartis Oncology. He also served as Chief Operating Officer of Novartis Pharmaceuticals Corporation in the United States in addition to several previous commercial roles. Prior to joining Novartis, he was an associate in the Strategy Practice of consulting firm Booz, Allen and Hamilton. Mr. Epstein holds a B.S. degree in Pharmacy from

Molecular Insight Pharmaceuticals, Inc. Adds Four
Healthcare Industry Experts to Board of Directors
September 22, 2008

Rutgers University College of Pharmacy and an M.B.A. in Finance and Marketing from the Columbia University Graduate School of Business.
Yvonne Greenstreet, MD – Senior Vice President and Chief of Strategy, R&D, GlaxoSmithKline
Dr. Yvonne Greenstreet has more than 16 years of Pharmaceutical Industry experience in medicines development, medical affairs and business development. She is currently Senior Vice President and Chief of Strategy, R&D at GlaxoSmithKline where she is responsible for leading strategy development and driving the transformation of Research and Development to address evolving healthcare needs. She is also a member of the GlaxoSmithKline’s Global Product Management Board and the Research and Development Executive Committee. Prior to her current role, Dr. Greenstreet was Senior Vice President and Head of the Musculoskeletal, Inflammation Gastrointestinal & Urogenital Medicine Development Centre at GlaxoSmithKline (GSK) where she defined pipeline strategy and built a promising portfolio, successfully inlicensing several clinical stage assets as well as bringing three new significant medicines to market. Previously, Dr. Greenstreet served as Vice President and Head of European Clinical Development and Medical Affairs, and as Chief Medical Officer of GSK in Europe, where she was responsible for the development and delivery of European phase II-IV clinical plans, studies and submissions. Dr. Greenstreet was also Vice President and Medical Director for Pharmaceutical business in the UK, where she also served on the Advisory Committee for Topic Selection for NICE, the Association of the British Pharmaceutical Industry Medical Committee and the Prescription Medicines Code of Practice Authority Appeal Board. Dr. Greenstreet graduated in medicine from the University of Leeds, and studied at several London teaching hospitals including St. Thomas’, St. Mary’s University College and St. Bartholomew’s. She obtained an M.B.A from INSEAD, France.
Joseph M. Limber – President and Chief Executive Officer, Prometheus Laboratories Inc.
Joseph M. Limber has nearly 34 years of experience in all aspects of the management and financing of pharmaceutical and biotechnology companies. Currently, Mr. Limber is the President and Chief Executive Officer of Prometheus Laboratories, Inc., a specialty pharmaceutical and diagnostics company focusing on the identification, stratification, and treatment of gastrointestinal, oncology and autoimmune diseases and disorders. Prior to joining Prometheus in 2003, Mr. Limber was interim Chief Executive Officer for Deltagen, Inc., a provider of drug discovery tools and services to the life sciences industry. He has also served as President and Chief Executive Officer of ACLARA Biosciences, Inc. (now Monogram Biosciences, Inc.), President and Chief Operating Officer of Praecis Pharmaceuticals (acquired by GlaxoSmithKline, plc), and as Executive Vice President of SEQUUS Pharmaceuticals, Inc. (acquired by ALZA Corporation and now a part of the Johnson & Johnson family of companies), respectively. In addition, he held senior management positions with the International Division of Syntex Corporation (now Hoffman-La Roche, Ltd.) as well as in marketing and sales with Ciba-Geigy Corporation (now Novartis AG). Mr. Limber serves on the Board of Directors of Prometheus Laboratories, Inc. and Panacos Pharmaceuticals, Inc. and holds a B.A. from Duquesne University.
Anthony Martin, Ph.D. – Founder and Managing Partner, TMA Consultants
Anthony Martin has more than 20 years experience in providing life science and biotechnology companies counsel on a range of strategic, management and funding issues. He has also had substantial success in building early-stage life science companies and helping them gain access to capital, in both executive and non-executive capacities. Dr. Martin is currently Founder and Managing Partner of TMA Consultants, an organization that specializes in providing business planning and interim management for biotechnology companies. Dr. Martin has most recently served as Non Executive Director of Prelude Trust plc, an investment trust that specialized in early-stage, technology-based businesses; and as Chairman of NeuTec Pharma plc, playing a pivotal role in guiding the biopharmaceutical company to become listed on the AIM market in the United Kingdom and its subsequent sale to Novartis. Dr. Martin has also held senior positions in a number of well known life science businesses both in the United Kingdom and United States including: Managing Director of British Biotech Products Ltd, Chairman, President and CEO of Molecular Probes, President of Molecular Biology, Invitrogen Corporation, Chairman and CEO of AZUR Environmental, CEO of Celsis International plc, as well as senior leadership roles at

Molecular Insight Pharmaceuticals, Inc. Adds Four
Healthcare Industry Experts to Board of Directors
September 22, 2008

Amersham International plc. Dr. Martin holds a Ph.D. in Immunology and a first class honors degree in Applied Chemistry from the Universities of Manchester and Huddersfield, UK. In addition, Dr. Martin is currently Chairman of Sphere Medical Holdings plc, Wound Solutions Ltd. and Safeguard Biosystems Holdings Ltd.
With these additions, the Molecular Insight Board now numbers nine independent members. Inside members from Molecular Insight are David S. Barlow, Chairman and CEO and John W. Babich Ph.D., President and CSO. The Molecular Insight Board wishes to thank Jodie Emery of Boston based Conley & Company for conducting the searches.
About Molecular Insight Pharmaceuticals, Inc.
Molecular Insight Pharmaceuticals (NASDAQ: MIPI) is a biopharmaceutical company specializing in the emerging field of molecular medicine, applying innovations in the identification and targeting of disease at the molecular level to improve healthcare for patients with life-threatening diseases. The Company is focused on discovering, developing and commercializing innovative molecular imaging radiopharmaceuticals and targeted molecular radiotherapeutics with initial applications in the areas of cardiology and oncology. Molecular Insight’s lead molecular imaging radiopharmaceutical product candidate, Zemiva, is being developed for the diagnosis of cardiac ischemia, or insufficient blood flow to the heart. The Company’s imaging candidate Trofex is in development for the detection of metastatic prostate cancer. Molecular Insight’s lead molecular radiotherapeutic product candidates, Azedra and Onalta, are being developed for detection and treatment of cancer. In addition, the Company has a growing pipeline of product candidates resulting from application of its proprietary platform technologies to new and existing compounds. Molecular Insight Pharmaceuticals is based in Cambridge, Massachusetts and its website address is: www.molecularinsight.com.
Forward-Looking Statements
Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements about the development of AzedraTM, OnaltaTM, ZemivaTM, Trofex™ and our other product candidates. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Molecular Insight to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and Molecular Insight undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.
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